Exhibit 99.2

BRIGHT SWALLOW INTERNATIONAL GROUP LIMITED

BALANCE SHEETS

MARCH 31, 2013 (UNAUDITED) AND DECEMBER 31, 2012

	March 31,	December 31,
	2013	2012

Assets

Current Assets
Cash	$191,810	$129,083
Accounts receivable	1,629,427	2,957,080
Due from shareholder	110,000	--

Total Current Assets	1,931,237	3,086,163

Total Assets	$1,931,237	$3,086,163

Liabilities and Stockholders' Deficit

Current Liabilities
Accounts payable	$1,921,295	$3,029,268

Noncurrent Liabilities
Income tax payable	508,512	456,500

Total Liabilities	2,429,807	3,485,768

Contingencies and Commitments

Stockholders' Deficit
Common stock	1	1
Accumulated deficit	(498,571)	(399,606)

Total Stockholders' Deficit	(498,570)	(399,605)

Total Liabilities and Stockholders' Deficit	$1,931,237	$3,086,163

See accompanying notes to condensed financial statements.

BRIGHT SWALLOW INTERNATIONAL GROUP LIMITED

STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012 (UNAUDITED)

	Three Months Ended March 31,
	2013	2012

Net Sales	$2,400,617	$3,161,663

Cost of Sales	2,192,248	2,896,809

Gross Profit	208,369	264,854

Operating Expenses
General and administrative expenses	--	8,180

Total Operating Expenses	--	8,180

Income From Operations	208,369	256,674

Other Expenses
Financial expense	(322)	(348)

Total Other Expenses	(322)	(348)

Income Before Income Tax	208,047	256,326

Income Tax Expense	52,012	64,082

Net Income	$156,035	$192,244

Basis weighted average shares outstanding	1	1

Basic net earnings per share	$156,035	$192,244

See accompanying notes to condensed financial statements.

BRIGHT SWALLOW INTERNATIONAL GROUP LIMITED

STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012 (UNAUDITED)

	Three Months Ended March 31
	2013	2012

Cash Flows From Operating Activities
Net Income	$156,035	$192,244
Changes in operating assets and liabilities:
Accounts receivable	1,327,653	(100,552)
Accounts payable	(1,107,973)	(62,975)
Income tax payable	52,012	64,082

Net Cash Provided by Operating Activities	427,727	92,799

Cash Flows From Investing Activities
Due from shareholder	(110,000)	-

Net Cash Used in Investing Activities	(110,000)	-

Cash Flows From Financing Activities
Dividend paid	(255,000)	(113,731)

Net Cash used in Financing Activities	(255,000)	(113,731)

Net increase (decrease) in cash	62,727	(20,932)

Cash, beginning of period	129,083	152,871

Cash, ending of period	$191,810	$131,940

Supplemental Disclosure of Cash Flow Information

Cash paid during the period for:
Income tax payments	$--	$--
Interest expense	$--	$--

See accompanying notes to condensed financial statements.

BRIGHT SWALLOW INTERNATIONAL GROUP LIMITED
NOTES TO FINANCIAL STATEMENTS
  FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012 (UNAUDITED)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Bright Swallow International Group Limited (the “Company” or “Bright Swallow”) was incorporated in the British Virgin Islands (“BVI”) on March 25, 2009.  It has a registered capital of US$1. Bright Swallow is engaged in export of sofas to overseas customers.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The interim condensed financial information as of March 31, 2013 and for the three month periods ended March 31, 2013 and 2012 have been prepared without audit, pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures, which are normally included in financial statements prepared in accordance with U.S. GAAP have not been included. The interim condensed financial information should be read in conjunction with the Financial Statements and the notes thereto for the fiscal year ended December 31, 2012.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair statement of the Company’s interim condensed financial position as of March 31, 2013 its interim condensed results of operations and cash flows for the three month periods ended March 31, 2013 and 2012, as applicable, have been made. The interim results of operations are not necessarily indicative of the operating results for the full fiscal year or any future periods.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

The Company’s policy is to maintain an allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Based on historical collection activity, the Company did not record any allowance for bad debts as of March 31, 2013 and December 31, 2012.

REVENUE RECOGNITION

The Company’s revenue recognition policies are in compliance with ASC Topic 605, “Revenue Recognition.” Sales revenue is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed and no other significant obligations of the Company exist and collectability is reasonably assured. No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due, or the possible return of the goods. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

COST OF SALES

Cost of sales consists primarily of material costs, labor costs and related overhead that are directly attributable to the production of the products. Write-down of inventory to the lower of cost or net realizable value is also recorded in the cost of sales.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Certain of the Company’s financial instruments, including cash, accrued expenses and other payables, carrying amounts approximate their fair values due to their short maturities.

FAIR VALUE MEASUREMENTS AND DISCLOSURES

FASB ASC Topic 820, “Fair Value Measurements,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of March 31, 2013 and December 31, 2012, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by it. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds its fair value. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of March 31, 2013 and December 31, 2012, there were no impairments of its long-lived assets.

INCOME TAXES

The Company follows FASB ASC Topic 740, “Accounting for Income Taxes”, which requires recognition of deferred tax assets and liabilities for expected future tax consequences of events included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.

Guo Shui Fa [2009] No. 82 ("Circular 82") clarifies when an overseas company invested by Chinese enterprise has effective management and control in China, the company would be considered a resident enterprise for PRC enterprise income tax purposes and be subject to tax on its worldwide income pursuant to Article 3 of the PRC Enterprise Income Tax Law.

Article 1 of Circular 82 defines an overseas company invested by Chinese enterprise as a company incorporated pursuant to the laws and regulations of a foreign jurisdiction and which has a Chinese domestic enterprise or group of Chinese enterprises as its primary controlling shareholder. Bright Swallow is a BVI company controlled by a non-Chinese domestic individual. Therefore, the scope of Article 1 of Circular 82 may not apply to the Company since the Company is not controlled by a Chinese capital enterprise or enterprise group.

Even though there is no separate guidance issued by SAT with regards to a non-Chinese capital controlled foreign corporation (i.e. Bright Swallow) and its determination of Chinese tax resident status for EIT purposes, Circular 82 Article 2 criteria of “effective management and control” may be a reference to its determination on an entity’s tax residence through existence of effective management and control in China. Thus, the Company determines whether “effective management and control” of Bright Swallow existed in China for respective years by reference to Circular 82.

Circular 82 provides that an overseas company invested by Chinese enterprise(s) (“Company”) will be considered a resident enterprise due to its "place of actual management" being in China where all of the following conditions apply:
1) The senior management personnel responsible for the day-to-day production and operation of the Company are located primarily inside China and their management duties are performed primarily inside China;
2) The Company’s financial decisions (e.g. borrowing, lending, raising capital and financial risk control, etc) and decisions on employment (e.g. appointment, dismissal, wage and compensation, etc) are made or approved by the Chinese domestic enterprise or its personnel;
3) The Company’s major properties, financial and accounting books, company chops, and minutes of meetings of the board of directors and meetings of shareholders are located or stored inside China; and
4) At least half of its directors or senior management personnel who have voting rights reside in China.

The Company reasonably believes that all four conditions above are satisfied for purpose of article 2 of Circular 82’s determination of “effective management and control.”  Based on the above analysis, the Company reasonably believes on a more likely than not basis that there are unrecognized tax benefits to be recorded for respective years relating to this tax provision.

As of March 31, 2013, unrecognized tax benefits were approximately $508,512. The total amount of unrecognized tax benefits that, if recognized, would favorably affect the effective tax rate was $508,512 as of March 31, 2013. As of December 31, 2012, unrecognized tax benefits were approximately $456,500. The total amount of unrecognized tax benefits that, if recognized, would favorably affect the effective tax rate was $456,500. The Company does not anticipate any significant changes to its unrecognized tax benefits within the next 12 months.

A reconciliation of the December 31, 2012 through March 31, 2013, amount of unrecognized tax benefits excluding interest and penalties ("Gross UTB") is as follows:

Gross UTB

Beginning Balance – December 31, 2012	456,500
Increase in unrecorded tax benefits taken in Q1 2013	52,012
Ending Balance – March 31, 2013	$508,512

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

One major customer accounted for 100% of the Company’s sales for the three months ended March 31, 2013 and 2012. Accounts receivable from this customer amounted to $1,629,427 as of March 31, 2013.

The Company purchased its products from a major vendor during the three months ended March 31, 2013 and 2012 who accounted for 100% of the purchases. Accounts payable to this vendor was $1,921,295 as of March 31, 2013.

The Company’s sales, purchase and expense transactions are denominated in U.S. Dollars and all of the assets and liabilities of the Company are also denominated in U.S. Dollars.

BASIC AND DILUTED EARNINGS PER SHARE

Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similar to basic net income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares, warrants and stock options had been issued and if the additional common shares were dilutive. Diluted earnings per share are based on the assumption that all dilutive convertible shares and stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding options and warrants, and the if-converted method for the outstanding convertible instruments. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later) and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under the if-converted method, outstanding convertible instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later). During the three months ended March 31, 2013 and 2012, the Company did not issue any dilutive shares.

SEGMENT REPORTING

FASB ASC Topic 280, “Disclosures about Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. FASB ASC Topic 280 has no effect on the Company’s financial statements as substantially all of the Company’s operations are conducted in one industry segment.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2013, the FASB issued ASU 2013-2, Comprehensive Income (ASC Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, the new ASU requires entities to disclose in a single location (either on the face of the financial statement that reports net income or in the notes) the effects of reclassifications out of accumulated other comprehensive income (AOCI). For items reclassified out of AOCI and into net income in their entirety, entities must disclose the effect of the reclassification on each affected net income item. For AOCI reclassification items that are not reclassified in their entirety into net income, entities must provide a cross-reference to other required U.S. GAAP disclosures. There is no change in the requirement to present the components of net income and other comprehensive income in either a single continuous statement or two separate consecutive statements.  The ASU does not change the items currently reported in other comprehensive income.

For public entities, the new disclosure requirements are effective for annual reporting periods beginning after December 15, 2012, and interim periods within those years (i.e., the first quarter of 2013 for entities with calendar year-ends). The ASU applies prospectively, and early adoption is permitted. The adoption of this ASU did not have a material impact to the Company’s consolidated financial statements.

As of March 31, 2013, there is no recently issued accounting standards not yet adopted that would have a material effect on the Company’s financial statements.

NOTE 3 – LOAN TO SHAREHOLDER

During the three months ended March 31, 2013, the Company advanced $110,000 to its sole shareholder. This loan was non-interest bearing and payable upon demand. On June 7, 2013, the shareholder has repaid in full to the Company.

NOTE 4 – DIVIDEND DISTRIBUTIONS

For three months ended March 31, 2013 and 2012, the company declared and distributed dividend in the amount of $255,000 and $113,731 to its sole shareholder, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2013 and 2012, the Company purchased $0 and $2,896,809, respectively, from a manufacturer who is 100% owned and controlled by the parent of the sole shareholder of the Company. Accounts payable to this manufacturer were $0 as of March 31, 2013 and December 31, 2012.

NOTE 6– SUBSEQUENT EVENTS

Subsequent events have been evaluated through August 1, 2013 when the financial statements were available to be issued.

On March 22, 2013, Bright Swallow International Group Limited (the “Company”) entered into a Stock Acquisition Agreement (the “Agreement”) with Nova LifeStyle, Inc. (“Nova LifeStyle” or “Buyer”), a U.S. public company, to complete the acquisition of the Company.  Pursuant to the Agreement, the Buyer will acquire all of the issued and outstanding common shares of the Company for a cash price of $6.5 million US dollara. The Agreement contained such representations, warranties, obligations and conditions as are customary for transactions of the type governed by such agreements.

On April 24, 2013, Nova Lifestyle completed the acquisition of all the outstanding capital stock representing 100% equity interest of the Company and of the payment of the $6.50 million cash consideration.

As a result of the acquisition, the Company became a wholly owned subsidiary of Nova LifeStyle. Prior to the closing of the transaction, there were no material relationships between the Company and Nova Lifestyle, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than in respect of the Agreement. The purchase of the Company will be accounted for as a business combination under ASC Topic 805, “Business Combinations”.   The purpose of the acquisition is to expedite the Company’s market share expansion.  Nova LifeStyle began managing the affairs of the Company at March 1, 2013 following execution of a Letter of Intent in December, 2012 pursuant to which Nova  LifeStyle had made a $3 million advance, which because part of the purchase consideration at closing.  Nova LifeStyle assumed full management of the Company’s operations and commenced funding the Company’s operations and paying its debts (if any) from the closing date of the acquisition April 24, 2013.  The Company is in the process of transferring legal title with the local authorities, and expects to complete the legal title transfer within a few weeks.